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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 333-37207, 333-64135 and 333-54440 on Form S-8 of our reports dated February 24, 2006, relating to the consolidated financial statements and financial statement schedules of CNA Surety Corporation and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of CNA Surety Corporation and subsidiaries for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 24, 2006